                                                                    EXHIBIT 10.1

                                                                [EXECUTION COPY]

                            NOTE PURCHASE AGREEMENT,

                          dated as of January 12, 2000,

                                     between

                             MCM CAPITAL GROUP, INC.

                                 as the Issuer,

                                       and

                             ING (U.S.) CAPITAL LLC,

                                as the Purchaser,

                                       for

                         $10,000,000 Principal Amount of

              12.0% Series No. 1 Senior Notes due January 15, 2007

                                       and

                   Warrants to Purchase 428,571 Common Shares.

                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
                              ARTICLE I DEFINITIONS
SECTION 1.1 Defined Terms                                               1
SECTION 1.2 Use of Defined Terms                                        13
SECTION 1.3 Cross References                                            13
SECTION 1.4 Accounting and Financial Determinations                     13

                   ARTICLE II PURCHASE AND SALE OF SECURITIES
SECTION 2.1 Purchase Commitment                                         14
SECTION 2.2 Issue Price                                                 14
SECTION 2.3 Closing                                                     14

                        ARTICLE III CONDITIONS TO CLOSING
SECTION 3.1 Certificate of Incorporation                                15
SECTION 3.2 Resolutions, etc.                                           15
SECTION 3.3 Series No. 1 Note                                           15
SECTION 3.4 Warrants                                                    15
SECTION 3.5 Guaranties.                                                 15
SECTION 3.6 Material Contracts                                          16
SECTION 3.7 Performance; No Default                                     16
SECTION 3.8 Absence of Litigation, etc.                                 16
SECTION 3.9 Certificate as to Compliance, etc.                          16
SECTION 3.10 Certificate as to Solvency, etc.                           16
SECTION 3.11 Opinion of Counsel                                         16
SECTION 3.12 Fees                                                       17
SECTION 3.13 Wire Instructions                                          17
SECTION 3.15 Legal Investment                                           17
SECTION 3.16 Satisfactory Legal Form                                    17
SECTION 3.17 Approvals, etc.                                            17

                     ARTICLE IV PAYMENTS, REGISTRATION, ETC.
SECTION 4.1 Place of Payment                                            17
SECTION 4.2 Home Office Payment                                         17
SECTION 4.3 Optional Payments                                           18
SECTION 4.4 Payment of Principal and Interest                           18
SECTION 4.5 Allocation                                                  19
SECTION 4.6 Mandatory Offer of Redemption of Series No. 1 Notes         19
SECTION 4.7 Assignments by Noteholders                                  20
SECTION 4.7.1 Consent to Certain Assignments                            20
SECTION 4.7.2 Procedures                                                20
SECTION 4.7.3 Terms and Conditions                                      20
SECTION 4.7.4 Registration, Transfer, etc.                              21
SECTION 4.8 Transfer and Exchange                                       21
SECTION 4.9 Replacement                                                 21

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
SECTION 4.10 Taxes                                                      22

                            ARTICLE V WARRANTIES, ETC.
SECTION 5.1 Organization, Power, Authority, etc.                        23
SECTION 5.2 Due Authorization                                           24
SECTION 5.3 Validity, etc.                                              24
SECTION 5.4 Financial Information                                       24
SECTION 5.5 Absence of Material Adverse Change                          25
SECTION 5.6 Continuing Indebtedness                                     25
SECTION 5.7 Contingencies                                               25
SECTION 5.8 Litigation, etc.                                            25
SECTION 5.9 Capitalization                                              25
SECTION 5.10 Margin Regulations                                         26
SECTION 5.11 Government Regulation                                      26
SECTION 5.12 Title to and Condition of Properties; Material Contracts   26
SECTION 5.13 Patents, Trademarks, etc.                                  27
SECTION 5.14 Taxes                                                      27
SECTION 5.15 Pension and Welfare Plans                                  27
SECTION 5.16 Environmental Matters                                      27
SECTION 5.17 Year 2000 Problem                                          28
SECTION 5.18 Solvency                                                   28
SECTION 5.19 Subsidiaries, etc.                                         28
SECTION 5.20 Accuracy of Information                                    29
SECTION 5.21 Offering of Subject Securities                             29

                              ARTICLE VI COVENANTS
SECTION 6.1 Certain Affirmative Covenants                               29
SECTION 6.1.1 Financial Information, etc.                               30
SECTION 6.1.2 Notice of Default, etc.                                   31
SECTION 6.1.3 Maintenance of Corporate Existence, etc.                  32
SECTION 6.1.4 Performance of Purchase Documents                         32
SECTION 6.1.5 Books and Records                                         32
SECTION 6.1.6 Subsidiary Guarantors                                     32
SECTION 6.1.7 Payment of Taxes, etc.                                    32
SECTION 6.1.8 Environmental Conduct                                     32
SECTION 6.1.9 Use of Proceeds                                           33
SECTION 6.1.10 Insurance                                                33
SECTION 6.1.11 Subsequent Note Issuance                                 33
SECTION 6.2 Certain Negative Covenants                                  33
SECTION 6.2.1 Business Activities                                       33
SECTION 6.2.2 Indebtedness                                              33
SECTION 6.2.3 Liens                                                     35
SECTION 6.2.4 Bank of America Credit Agreement.                         35
SECTION 6.2.5 Restricted Payments, etc.                                 35
SECTION 6.2.6 Investments                                               36
SECTION 6.2.7 Consolidation, Merger, etc.                               36
SECTION 6.2.8 Rental Obligations                                        37

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
SECTION 6.2.9 Take or Pay Contracts                                     37
SECTION 6.2.10 Negative Pledges, Upstream Restrictions, etc.            37
SECTION 6.2.11 Transactions with Affiliates                             37
SECTION 6.2.12 Asset Dispositions, etc.                                 38

                          ARTICLE VII EVENTS OF DEFAULT
SECTION 7.1 Events of Default                                           38
SECTION 7.1.1 Non-Payment of Obligations                                38
SECTION 7.1.2 Default on Other Indebtedness                             38
SECTION 7.1.3 Bankruptcy, Insolvency, etc.                              39
SECTION 7.1.4 Breach of Warranty                                        39
SECTION 7.1.5 Non-Performance of Certain Undertakings                   39
SECTION 7.1.6 Non-Performance of Other Undertakings                     39
SECTION 7.1.7 Judgments                                                 39
SECTION 7.1.8 Pension Plans                                             40
SECTION 7.1.9 Clean Audit                                               40
SECTION 7.2 Action if Bankruptcy                                        40
SECTION 7.3 Action if Other Event of Default                            40
SECTION 7.4 Suits for Enforcement                                       40
SECTION 7.5 Remedies Cumulative                                         40

                           ARTICLE VIII MISCELLANEOUS
SECTION 8.1 Waivers, Amendments, etc.                                   41
SECTION 8.2 Notices                                                     41
SECTION 8.3 Costs and Expenses                                          41
SECTION 8.4 Indemnification                                             42
SECTION 8.5 Survival                                                    42
SECTION 8.6 Severability                                                42
SECTION 8.7 Headings                                                    43
SECTION 8.8 Counterparts                                                43
SECTION 8.9 Governing Law                                               43
SECTION 8.10 Jurisdiction                                               43
SECTION 8.11 Successors and Assigns                                     43
SECTION 8.12 Waiver of Jury Trial.                                      43

SCHEDULE I -   Disclosure Schedule
 Item 3.4  -   Capital Stock
 Item 5.6  -   Ongoing Indebtedness
 Item 5.8  -   Litigation
 Item 5.9  -   Repurchase, etc. Agreements
 Item 5.12 -   Defaults
 Item 5.13 -   Patents, Trademarks
 Item 5.15 -   Employee Benefit Plans
 Item 5.16 -   Environmental Matters
 Item 5.19 -   Subsidiaries


                                      iii
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
EXHIBIT A  -   Form of Series No. 1 Note
EXHIBIT B  -   Certificate as to Certificate of Incorporation
EXHIBIT C  -   Certificate as to Authorizing Resolutions, etc.
EXHIBIT D  -   Form of Subsidiary Guaranty
EXHIBIT E  -   Form of Warrant Agreement
EXHIBIT F  -   Form of Assignment and Acceptance
EXHIBIT G  -   Certificate as to Compliance
EXHIBIT H  -   Certificate as to Solvency
EXHIBIT I  -   Form of Opinion of Counsel



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
                             NOTE PURCHASE AGREEMENT

         THIS NOTE PURCHASE AGREEMENT, dated as of January 12, 2000, between MCM CAPITAL GROUP, INC., a Delaware corporation (the "Company") and ING (U.S.) CAPITAL LLC, a Delaware limited liability company (alternatively, "ING" or the "Purchaser"),

                              W I T N E S S E T H:

         WHEREAS, the Company desires to obtain financing for the purchase of charged-off accounts, the making of acquisitions in the Company's existing lines of business and lines of business reasonably related thereto, and working capital and general corporate purposes; and

         WHEREAS, the Company has authorized the sale to the Purchaser, and the Purchaser is willing on the terms and conditions hereinafter set forth (including Article III) to purchase, directly or through nominees, on the Closing Date:

                    (a) $10,000,000 principal amount of 12.0% senior promissory notes in the form of Exhibit A hereto due January 15, 2007; and

                    (b) Warrants to purchase 428,571 of the Common Shares of the Company at an exercise price of $0.01 per share;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Defined Terms. The following terms (whether or not italicized) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "1998 Audited Financial Statements" is defined in clause (a) of Section 5.4.

         "1999 Interim Financial Statements" is defined in clause (c) of Section 5.4.

         "Affiliate" means, relative to any Person, any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding, however, any trustee under, or any committee with responsibility for administering, any Plan). For the purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means, relative to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided, however, that
(x) beneficial ownership of 15% or more of the

Voting Stock of a Person shall be deemed to be control and (y) any of the foregoing to the contrary notwithstanding, the term "Affiliate," relative to the Company and Subsidiaries, shall not include ING.

         "this Agreement" means, on any date, this Purchase Agreement as originally in effect and as thereafter from time to time amended, supplemented or otherwise modified in accordance with the terms hereof and in effect on such date.

         "Applicable Law" means, relative to any Person, (x) all provisions of laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property and (y) all judgments, injunctions, orders and decrees of all courts in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

         "Approval" means, relative to any Person, each approval, license, permit, consent, exemption, filing or registration by or with any Governmental Authority (x) necessary to authorize or permit the execution, delivery or performance of, or for the validity or enforceability of, any Transaction Document or (y) that the failure to have or obtain would have a Materially Adverse Effect on its conduct of its business.

         "Assignment and Acceptance" is defined in Section 4.7.

         "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Purchaser pursuant to clause (a)(ii) of Section 3.2. or Section 3.5.

         "Bank of America Credit Agreement" means the credit agreement dated as of July 15, 1999, between Bank of America, N.A. and Midland, as in effect on the Closing Date or as amended thereafter in accordance with Section 6.2.4.

         "Bank of America Indebtedness" means all Indebtedness of the Company or Midland under the Bank of America Credit Agreement, or any refinancing or replacement thereof effected in accordance with Section 6.2.4.

         "Business Day" means any day, excluding, however, a Saturday, Sunday and each legal holiday on which banks are authorized or required to close in New York, New York or the State of Kansas.

         "Capitalized Lease Liability" means, relative to any Person, any monetary obligation under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capitalized lease, and, for purposes of this Agreement and each other Purchase Document, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP, and the stated maturity thereof shall be determined in accordance with GAAP.

         "Capital Stock" means, relative to any Person, any and all shares, partnership or membership interests, participations, rights or other equivalents (however designated) of corporate stock, including (w) capital shares of such Person (whether voting or non-voting), (x) if such Person is a partnership, capital partnership interests (whether general or limited), (y) any other indicia of ownership of such Person (z) and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or any claims of any character with respect thereto.

         "Cash Equivalent Investment" means any investment of the following nature:

                    (a) obligations issued or guaranteed by the United States of America;

                    (b) certificates of deposit, overnight time deposits, bankers acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any State thereof and (x) whose deposits are insured by the Federal Deposit Insurance Corporation or (y) having capital and surplus in an aggregate amount of not less than $100,000,000;

                    (c) open market commercial paper bearing the highest credit rating for such obligations issued by S&P or Moody's or by another nationally recognized credit rating firm;

                    (d) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000 relating to United States of America government obligations;

                    (e) shares of "money market funds", each having net assets of not less than $100,000,000; and

                    (f) other short-term investments calculated in accordance with GAAP;

in each (other than clause (f) above) case maturing or being due or payable in full not more than 180 days after the Company's acquisition thereof.

         "Certificate of Incorporation" means the certificate of incorporation of the Company in the form furnished to the Purchaser prior to the execution and delivery of this Agreement, together with all amendments thereto as of the Closing Date.

         "Change of Control" means:

                    (a) the sale, lease or transfer of all or substantially all the assets of the Company to any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) other than any of the Significant Stockholders;

                    (b) the liquidation or dissolution of (or the adoption of a plan of liquidation by) the Company; or

                    (c) the acquisition by any Person or affiliated group (other than any of the Significant Stockholders) of a direct or indirect majority in interest (more than 50%) of the issued and outstanding Voting Stock of the Company by way of merger or consolidation or otherwise.

         "Closing" is defined in Section 2.3.

         "Closing Date" is defined in Section 2.3.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Common Share" means a share of common stock, $0.01 par value per share, of the Company as authorized by the Certificate of Incorporation.

         "Company" is defined in the preamble.

         "Company's Knowledge" means, at any time and relative to any matter, knowledge which any Authorized Officer of the Company would have after reasonable inquiry, under the circumstances, of the current employees of the Company or any Subsidiary who would reasonably be expected to have knowledge regarding such matter, whether or not such Authorized Officer actually made inquiry of such employees.

         "Contingent Liability" means, relative to any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's Contingent Liability shall (subject, however, to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness, obligation or other liability guaranteed thereby.

         "Contractual Undertaking" means, relative to any Person, any provision of any debt or equity security issued by it or of any Instrument or undertaking to which it is a party or by which it or any of its property is bound or subject.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or section 4001(b)(1) of ERISA.

         "Default" means any Event of Default or any act, condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disclosure Schedule" means Schedule I hereto.

         "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is covered by ERISA and (x) which is currently maintained or contributed to by the Company, (y) which was at any time during the last six years maintained, contributed to or terminated by the Company or
(z) with respect to which there is any potential or outstanding liability of the Company.

         "Environmental Claim" is defined in clause (b) of Section 5.16.

         "Environmental Law" means all present and future Applicable Laws imposing liability or standards of conduct relating to the environment, industrial hygiene, land use or the protection of human health and safety, natural resources, pollution (including Hazardous Materials) or waste management.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Event of Default" is defined in Section 7.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "First Registration Agreement" means that certain registration rights agreement, dated June 30, 1999, among the Company, and the other parties that are a party thereto.

         "Fiscal Quarter" or "FQ" means any period of three consecutive calendar months comprising a quarter of a Fiscal Year; references to a Fiscal Quarter with numbers corresponding to a calendar year and a number corresponding to a Fiscal Quarter (e.g., "1999 FQ 1") refer to such Fiscal Quarter (i.e., the first) of such Fiscal Year.

         "Fiscal Year" or "FY" means a period of 12 consecutive calendar months ending on each December 31st; references to a Fiscal Year with a number corresponding to any calendar year (e.g., "the 1999 Fiscal Year" or "1999 FY") refer to the Fiscal Year ending on December 31st of such calendar year.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Governmental Authority" means any international, national, federal, state, provincial, local, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.

         "Hazardous Material" means:

                    (a) any substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances", "contaminants", "pollutants" or any other formulation intended to define, list or classify substances by reason of adverse effects on the environment or deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity or "EP" toxicity;

                    (b) any oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;

                    (c) any flammable substances or explosives or any radioactive materials; or

                    (d) any asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "Hedging Liability" means, relative to any Person, all liabilities of such Person under interest rate and currency swap, cap and collar agreements and all other Instruments designed to protect such Person against fluctuations in interest or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Purchase Document refer to this Agreement or such other Purchase Document, as the case may be, as a whole and not to any particular Article, Section, paragraph or provision of this Agreement or such other Purchase Document.

         "holder" is defined, relative to a Series No. 1 Note, in Section 4.7.4.

         "including" means including without limiting the generality of any description preceding such term.

         "Indebtedness" means, relative to any Person, without duplication:

                    (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

                    (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person;

                    (c) all Capitalized Lease Liabilities of such Person;

                    (d) net monetary liabilities of such Person under all Hedging Liabilities (calculated, at any time, as the aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if the agreements giving rise to such Hedging Liabilities were terminated at such time);

                    (e) all obligations of such Person to pay the deferred purchase price of property or services that, in accordance with GAAP, would be included on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                    (f) all indebtedness referred to in clause (a), (b), (c),
         (d) or (e) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that in the case of any such Indebtedness which is by its terms non-recourse to such Person, the amount of such Indebtedness shall, for the purpose of this clause, be deemed to be the lesser of (x) the aggregate unpaid principal amount of such Indebtedness and (y) the fair market value of the property subject to such Lien, as determined by such Person in good faith; and

                  (g) all Contingent Liabilities of such Person in respect of any Indebtedness of any other Person.

         "Indemnified Liabilities" is defined in Section 8.4.

         "Indemnified Party" is defined in Section 8.4.

         "ING" is defined in the preamble.

         "Institutional Holder" means the Purchaser (so long as it or its nominee shall hold a Series No. 1 Note or other Subject Security) and each other financial institution which shall hold a Series No. 1 Note or other Subject Security (excluding, however, any financial institution which is not a Noteholder and acquired the other Subject Securities held by it in a distribution to the public or a sale pursuant to Rule 144A under the Securities Act or as the direct or indirect transferee of other Subject Securities acquired in such a distribution or sale).

         "Instrument" means any contract, agreement, indenture, mortgage, document or other writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken or any Lien (or right or interest therein) is granted or perfected.

         "Intellectual Property" is defined in Section 5.13.

         "Investment" means, relative to any Person, all investments by such Person in any other Person (including Affiliates) in the forms of (v) loans, advances (excluding, however, commission, travel, indemnity and similar advances to officers, directors and employees of such Person made in the ordinary course of business), (w) Contingent Liabilities of such Person incurred with respect to Indebtedness of any other Person, (x) capital contributions, purchases or other acquisitions for consideration of Indebtedness, equity interests or other securities, (y) payments in respect of tax savings or liabilities made by such Person to or for the benefit of any other Person with whom such Person files a consolidated tax return which are not reimbursed by such other Person and (z) any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity, or distributions or dividends paid, thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair value of such property at the time of such Investment.

         "Lien" means (x) any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement, whether or not filed, recorded or otherwise perfected under Applicable Law to secure any Indebtedness, (y) any financing statement filed under the Uniform Commercial Code (or comparable law of any jurisdiction), other than to perfect the sale or purchase of accounts, and (z) any option or other agreement to sell or to provide any Instrument or financing statement of the nature referred to in item (x) or (y).

         "Material Contracts" means the agreements and contracts that are required to be filed by the Company pursuant to Item 601 of Regulation S-K as an exhibit to any report, registration statement or other filing under the Securities Act or the Exchange Act.

         "Material Subsidiary" means any Subsidiary of the Company that owns or otherwise holds tangible assets of $10,000 or more.

         "Materially Adverse Effect" means (x) a material adverse effect on the financial condition, business, assets, operations or properties of the Company and Subsidiaries, taken as a whole, (y) a material impairment of the ability of any Obligor to perform its respective payment obligations under the Purchase Documents to which it is or will be a party or (z) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Noteholders under, this Agreement or any other Purchase Document.

         "Midland" means Midland Credit Management, Inc.

         "Non-U.S. Noteholder" is defined in Section 4.10.

         "Noteholder" means at any time each Person (including the Purchaser) then registered in accordance with Section 2.3, 4.8 or 4.9 as the owner or holder of a Series No. 1 Note; provided, however, that no Person which is an Affiliate of the Company (other than Triarc Companies, Inc. or its designee, excluding the Company and its Subsidiaries) shall be deemed to be a Noteholder for purposes of Section 8.1 or any other action requiring the consent, concurrence or other action of each Noteholder.

         "Notice of Redemption" is defined in Section 4.7.

         "Obligation" means all obligations of the Company with respect to the repayment or performance of all obligations (monetary or otherwise) of the Company arising under or in connection with the Series No. 1 Notes or under this Agreement or any other Purchase Document in respect of the Series No. 1 Notes, the Indebtedness evidenced thereby or to any Person as the holder of a Series No. 1 Note.

         "Obligor" means the Company or any Subsidiary Guarantor.

         "Operating Lease" is defined in Section 6.2.8.

         "Optional Redemption Price" means, for any portion of the outstanding principal amount of any Series No. 1 Note, the outstanding principal amount of such portion of the Series No. 1 Note.

         "or" is not exclusive.

         "Organizational Document" means, relative to any Person, each instrument that (x) defines its corporate existence, including its articles or certificate of incorporation, as filed or recorded with an applicable Governmental Authority or (y) governs its internal affairs, including its by-laws and all shareholder agreements, voting trusts and similar arrangements to which it is a party applicable to any of its authorized shares of Capital Stock, in each case as amended, supplemented or restated.

         "outstanding" means, at any time relative to the Series No. 1 Notes, any Series No. 1 Notes theretofore issued pursuant to Section 2.3, 4.8 or 4.9 and not surrendered pursuant to Section 4.8 or 4.9 but excluding, however, all Series No. 1 Notes which are deemed pursuant to Section 4.9 to be not outstanding.

         "Payment Date" means the 15th day of each January and July, commencing July 15, 2000 or, if any such day is not a Business Day, the next succeeding Business Day.

         "Payment or Insolvency Default" means a Default pursuant to Section
7.1.1 or 7.1.3.

         "Permitted Lien" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                  (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 6.1.7;

                  (b) statutory Liens of landlords, Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other like Liens arising in the ordinary course of business for sums not yet more than 10 days delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (excluding, however, obligations for the payment of borrowed money);

                  (d) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

                  (e) easements, rights-of-way, restrictions (including zoning restrictions), minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

                  (f) any (w) interest or title of a lessor or sublessor under any lease, (x) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, (y) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in item (x) or (z) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                  (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (h) Liens (including extensions, renewals and replacements thereof) upon property acquired (the "acquired property") by the Company or any Subsidiary after the Closing Date; provided, however, that (w) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the acquired property,
         (x) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of the acquired property, (y) such Lien does not extend to or cover any property other than the acquired property and any improvements on such acquired property and (z) the incurrence of the Indebtedness to purchase the acquired property is permitted by Section 6.2.2;

                  (i) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

                  (j) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business;

                  (k) judgment and attachment Liens not giving rise to an Event of Default; and

                  (l) additional Liens granted by the Company or any Subsidiary at any one time outstanding in respect of properties or assets having, on the date such Lien is granted, an aggregate fair market value not to exceed $100,000.

         "Person" means any natural person, corporation, firm, association, partnership, limited liability partnership, limited liability company, government, trust, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PIK Notes" is defined in clause (b) of Section 4.4.

         "Plan" means (x) a "pension plan," as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA or (y) a "welfare plan," as such term is defined in section 3(1) of ERISA.

         "Purchase Document" means this Agreement, the Series No. 1 Notes, the Warrant Agreement, the Subsidiary Guaranty and each other Instrument executed and delivered from time to time by the Company or any Subsidiary to the Purchaser or any other Noteholder pursuant hereto, whether or not mentioned herein.

         "Purchaser" is defined in the preamble.

         "Ratably" means, relative to the Noteholders, ratably according to the aggregate outstanding principal amount of all Series No. 1 Notes held by each Noteholder.

         "Registration Agreement" means that certain Registration Rights Agreement, dated as of January 12, 2000, by and between the Company and the Purchaser.

         "Reimbursement Agreement" means the reimbursement agreement, dated as of January 12, 2000, between the Company and Midland.

         "Required Noteholders" means, at any time, Noteholders owning more than 50% of the then outstanding principal amount of the Series No. 1 Notes; provided, however, that any Series No. 1 Note which from time to time is held by any Affiliate of the Company (other than Triarc Companies, Inc. or any of its designees, excluding the Company and its Subsidiaries) shall be deemed to be not outstanding for all purposes of (x) Sections 7.3 and 8.1 and (y) any other determination to be made by, or action to be taken by or at the direction of, the Required Noteholders.

         "Residual Transaction" is defined in clause (e) of Section 6.2.2.

         "Restricted Payment" means

                  (a) relative to any Capital Stock of the Company,

                           (i) any dividend or other distribution (in cash,
                  property or obligations), direct or indirect, by the Company on account of (x) any shares of any class of such Capital Stock (now or hereafter outstanding) or (y) any warrants, options or other rights with respect to any shares of any class of such Capital Stock (now or hereafter outstanding), excluding, however, in each case, dividends or distributions payable in such Capital Stock, or warrants to purchase such Capital Stock, or split-ups or reclassifications of such Capital Stock into additional or other shares of its Capital Stock,

                           (ii) any redemption, retirement, sinking fund or
                  similar payment, purchase or other acquisition for value, direct or indirect, by the Company or any Subsidiary of any shares of any class of such Capital Stock (now or hereafter outstanding), and

                           (iii) any payment by the Company or any Subsidiary
                  made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of such Capital Stock now or hereafter outstanding;

                  (b) any payment or prepayment by the Company or any Subsidiary of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness subordinated in right of payment to the Obligations; and

                  (c) any deposit to fund any of the foregoing.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securitization Subsidiary" means any of Midland Receivables 98-1 Corporation, Midland Receivables 99-1 Corporation or Midland Funding 98-A Corporation or any other bankruptcy-remote Subsidiary created or acquired by the Company or any Subsidiary for the purpose of securitizing or otherwise selling, pledging or borrowing against charged-off accounts in the ordinary course of business.

         "Securitization Transaction" means any transaction or series of transactions by or through a Securitization Subsidiary for the purpose of securitizing or otherwise selling, pledging or borrowing against charged-off accounts in the ordinary course of business.

         "Series No. 1 Note" means each 12.0% senior promissory note of the Company issued on the Closing Date in accordance with Section 2.3, and any PIK Notes issued pursuant to Section 4.4, in each case substantially in the form of Exhibit A hereto (as such note may be amended, endorsed or otherwise modified from time to time) and all other notes accepted from time to time in substitution, replacement or renewal therefor, including pursuant to Section 4.8 or 4.9.

         "Significant Stockholders" means, collectively, Nelson Peltz, Peter W. May, Triarc Companies, Inc., C.P. International Investments Limited, Peter N.S. Frazer and Frank Chandler, or any of their Affiliates.

         "Subject Security" means all Series No. 1 Notes and other securities purchased on the Closing Date pursuant to Section 2.3, together with all other securities issued in replacement or exchange therefor or as a distribution thereon.

         "Subsidiary" means, relative to any Person, (x) any corporation, association or other business entity more than 50.0% of the outstanding shares of Voting Stock of which is owned directly or indirectly by such Person and (y) any partnership in which such Person is a general partner (but not including any trust unless the applicable Person owns more than 50% beneficial interest therein as evidenced by issued certificates). Except as otherwise indicated herein, references to Subsidiaries refer to Subsidiaries of the Company.

         "Subsidiary Guaranty" is defined in Section 6.1.6.

         "Subsidiary Guarantor" means each Subsidiary that shall from time to time after the Closing Date become a party to the Subsidiary Guaranty in accordance with Section 6.1.6.

         "Tax" is defined in Section 4.10.

         "Transaction" means collectively:

                  (a) the issuance by the Company of the Subject Securities in accordance with this Agreement; and

                  (b) all of the other transactions contemplated by the parties hereto (including in accordance with Article III) to occur on the Closing Date, including the payment of Transaction Costs.

         "Transaction Cost" means any reasonably incurred fee, cost or expense payable by the Company or any Subsidiary in connection with the Transaction.

         "Transaction Documents" means the Purchase Documents, the Registration Agreement and all documents, certificates and Instruments delivered in connection with any thereof.

         "Voting Stock" means, relative to any Person, Capital Stock of any class or kind, including any Capital Stock of such Person of any other class or kind which is then convertible into Capital Stock of such class or kind, ordinarily having the power to vote (and irrespective of whether at the time Capital Stock of such Person of any other class or kind shall or might upon the occurrence of a contingency have voting power) for the election of directors, managers or other voting members of the governing body of such Person.

         "Warrant" means a warrant issued by the Company substantially in the form of Attachment 1 to the Warrant Agreement (as such warrant may be amended, endorsed or otherwise modified from time to time) and all other warrants accepted from time to time in substitution, replacement or renewal therefor, including pursuant to Section 2.2 or 2.3 thereof.

         "Warrant Agreement" means an agreement between the Company and the Purchaser substantially in the form of Exhibit E hereto as such agreement may be amended, waived or otherwise modified from time to time in accordance with its terms.

         "wholly-owned Subsidiary" means, relative to any Person, any Subsidiary of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person or its wholly-owned Subsidiaries.

         "Year 2000 Problem" means, relative to any Person, any significant risk that computer hardware, software or equipment containing embedded microchips used in its businesses or operations will not, in the case of dates of time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

         SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule, each Series No. 1 Note and any other Purchase Document or any notice or other communication delivered from time to time in connection with any Purchase Document.

         SECTION 1.3 Cross References. Unless otherwise specified, references in this Agreement and in each other Purchase Document to any Article or Section are references to such Article or Section of this Agreement or such other Purchase Document, as the case may be, and unless otherwise specified, references in any Article, Section or definition to any item or clause are references to such item or clause of such Article, Section or definition.

         SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Purchase Document shall be interpreted, all accounting determinations and computations hereunder or thereunder for periods after the Closing Date shall be made and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with generally accepted accounting principles ("GAAP") (subject, however, in the case of financial information as at the close of any period other than a Fiscal Year, to the absence of footnotes and year-end adjustments) as in effect at such time and applied consistently with the 1998 Audited Financial Statements (except as disclosed therein).

                                   ARTICLE II

                        PURCHASE AND SALE OF SECURITIES

         SECTION 2.1 Purchase Commitment. The Purchaser hereby agrees, subject, however, to the terms and conditions of this Agreement (including
Article III), to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, at the Closing the following securities:

                  (a) $10,000,000 principal amount of Series No. 1 Notes, at par; and

                  (b) for consideration of $10.00, a Warrant to purchase 428,571 of the Company's Common Shares, exercisable for a period of five years at an exercise price of $0.01 per share.

         SECTION 2.2 Issue Price. The Company and the Purchaser agree that, for purposes of section 1271 et seq. of the Code, the issue price of each Series No. 1 Note and the issue price of the Warrant shall be determined by the Company in good faith and shall be provided to the Purchaser promptly thereafter but in no event more than 45 days after the Closing Date.

         SECTION 2.3 Closing. The purchase of the Series No. 1 Notes and the other Subject Securities shall take place at a closing (the "Closing") at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York, at 10:00 a.m., local time, on January 12, 2000 or such other Business Day as may be agreed upon by the Company and the Purchaser (the "Closing Date"). At the Closing, the Company will deliver to the Purchaser:

                  (a) a single Series No. 1 Note (or such greater number of Series No. 1 Notes as the Purchaser may request) in the aggregate principal amount set forth in clause (a) of Section 2.1, dated the Closing Date, and registered in the Purchaser's name (or in the name of one or more nominees of the Purchaser), and

                  (b) a Warrant (or such greater number of Warrants as the Purchaser may request) representing in the aggregate the right to purchase the number of Common Shares set forth in clause (b) of Section 2.1, dated the Closing Date, and registered in the Purchaser's name (or in the name of one or more nominees of the Purchaser), each against delivery by the Purchaser to the Company of immediately available funds in the amount of the purchase price therefor. If, at the Closing, the Company shall fail to tender to the Purchaser the Subject Securities as provided in this Section or any of the conditions specified in Article III shall not have been fulfilled to the Purchaser's reasonable satisfaction, the Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights the Purchaser may have by reason of such failure or such nonfulfillment.

                                   ARTICLE III

                             CONDITIONS TO CLOSING

         The Purchaser's obligation to purchase and pay for the Subject Securities is subject, however, to the fulfillment, to the Purchaser's satisfaction, prior to, at or concurrently with the Closing, of all of the following conditions:

         SECTION 3.1 Certificate of Incorporation. Each of the following shall have occurred (and the Purchaser shall have received from the Company a certificate, dated the Closing Date, of its Secretary or Assistant Secretary substantially in the form of Exhibit B hereto confirming inter alia that):

                  (a) the Company shall have adopted and duly filed with the Secretary of State of Delaware the Certificate of Incorporation; and

                  (b) no further amendments or modifications thereto shall have been adopted or filed.

         SECTION 3.2  Resolutions, etc. The Purchaser shall have received:

                  (a) from the Company, a certificate, dated the Closing Date, in the form of Exhibit C hereto as to:

                           (i) resolutions of its Board of Directors then in
                  full force and effect authorizing in the case of the Company, the issuance of the Subject Securities and the execution, delivery and performance of this Agreement and each other Purchase Document to be executed by it, and

                           (ii) 3.2.0.1.2. the incumbency and signatures of
                  those of its officers authorized to act with respect to this Agreement and each other Purchase Document executed by it;

                  (b) duly executed and delivered counterparts of the Registration Agreement; and

                  (c) the balance sheets and financial statements identified in clauses (a) through (d) of Section 5.4 together with all other financial information reasonably requested by the Purchaser, who shall be satisfied with the same in its sole discretion.

         SECTION 3.3 Series No. 1 Note. The Company shall have executed and delivered to the Purchaser a Series No. 1 Note, dated the Closing Date, in the original principal amount provided in clause (a) of Section 2.1 with interest payable thereon at the rates determined in accordance with Section 4.4.

         SECTION 3.4 Warrants. The Company shall have exchanged duly executed counterparts of the Warrant Agreement with the Purchaser and shall have issued pursuant thereto to the Purchaser, a Warrant, dated the Closing Date, for the number of Common Shares provided in clause (b) of Section 2.1.

         SECTION 3.5 Guaranties. The Purchaser shall have received from each Subsidiary Guarantor, a duly authorized and executed Subsidiary Guaranty, together with appropriately completed certificates similar in form and substance to Exhibits B and C hereto.

         SECTION 3.6 Material Contracts. The Purchaser shall have received from the Company true, correct and completed copies of all Material Contracts (including but not limited to the Reimbursement Agreement, the First Registration Agreement, the indenture and servicing agreements for all Securitization Transactions as of the Closing Date, and the Bank of America Credit Agreement) as executed by the parties thereto, including all schedules thereto appropriately completed. The Material Contracts, including the schedules thereto, shall be in form and substance reasonably acceptable to the Purchaser.

         SECTION 3.7 Performance; No Default. At the time of the Closing (and after giving effect to the Transaction),

                  (a) the representations and warranties of the Company contained in this Agreement and those made in writing by or on behalf of the Company in connection with any other Purchase Document delivered on the Closing Date shall be true and correct;

                  (b) the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing; and

                  (c) no Default shall have occurred and be continuing.

         SECTION 3.8 Absence of Litigation, etc. Except as disclosed by the Company pursuant to Section 5.8,

                  (a) no litigation, arbitration or governmental investigation or proceeding shall be pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary which (x) affects any of their respective financial condition, business, assets, operations or properties and which would, in the opinion of the Purchaser, reasonably be expected to have a Materially Adverse Effect or (y) relates to the Transaction; and

                  (b) no development shall have occurred in any such litigation, arbitration or governmental investigation or proceeding so disclosed, which would, in the opinion of the Purchaser, reasonably be expected to have a Materially Adverse Effect.

         SECTION 3.9 Certificate as to Compliance, etc. The Purchaser shall have received from the Company a certificate, dated the Closing Date, of its chief executive or financial Authorized Officer as to satisfaction of the conditions set forth in Sections 3.7 and 3.8 in the form of Exhibit G hereto.

         SECTION 3.10 Certificate as to Solvency, etc. The Purchaser shall have received a certificate, dated the Closing Date, of the chief financial Authorized Officer of the Company, in the form of Exhibit H hereto.

         SECTION 3.11 Opinion of Counsel. The Purchaser shall have received opinions, dated the Closing Date, from Squire, Sanders & Dempsey L.L.P., counsel to the Company and the Subsidiary Guarantors, substantially in the form of
Exhibit I hereto.

         SECTION 3.12  Fees. The Company shall have made payment in full of:

                  (a) all fees and other amounts due on the Closing Date to the Purchaser by the Company in connection with the Transaction; and

                  (b) all fees and expenses of Mayer, Brown & Platt which shall have been invoiced (including reasonable amounts invoiced on account) to the Company pursuant to Section 8.3.

         SECTION 3.13 Wire Instructions. The Purchaser shall have received, not less than two Business Days prior to the Closing Date, wire instructions prepared by the Company as to all wire transfers or other payments to be effected on the Closing Date in connection with the Transactions to be consummated on the Closing Date pursuant to this Agreement or the other Transaction Documents, which wire instructions shall identify the payor and payee of each such wire transfer or payment, shall describe the manner of transfer or payment and shall otherwise be satisfactory in form and substance to the Purchasers.

         SECTION 3.14 Due Diligence. The Purchaser shall have completed, to its reasonable satisfaction, an investigation and analysis of the legal affairs and Contractual Undertakings of the Company and its Subsidiaries.

         SECTION 3.15 Legal Investment. On the Closing Date, the Purchaser's purchase of the Subject Securities shall not be prohibited by any Applicable Law and shall not subject it to any penalty or, in the Purchaser's reasonable judgment, other onerous condition under or pursuant to any Applicable Law.

         SECTION 3.16 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Company shall be satisfactory in form and substance to the Purchaser and its counsel; the Purchaser and its counsel shall have received all information, and such counterpart originals or such certified or other copies of all Instruments, as the Purchaser or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to the Purchaser.

         SECTION 3.17 Approvals, etc. The Company shall have received (i) all Approvals, and (ii) any consent of third-parties required under any Contractual Undertaking of the Company or any Subsidiary have been obtained or given, in each case in connection with the Transaction.

                                   ARTICLE IV

                          PAYMENTS, REGISTRATION, ETC.

         SECTION 4.1 Place of Payment. Payments of principal and interest becoming due and payable on the Series No. 1 Notes and any dividends or other payments on or in respect of any other Subject Securities shall be made to the Purchaser's account identified on the signature page hereto at the office of The Chase Manhattan Bank, 5 Metrotech Center, Brooklyn, New York.

         SECTION 4.2 Home Office Payment. So long as the Purchaser or its nominee shall be the holder of any Subject Security, and notwithstanding anything contained in Section 4.1 or in any Subject Security to the contrary, the Company will pay all sums becoming due for principal of and interest on such Series No. 1 Note so held and all dividends or other payments on or in respect of any other Subject Security so held, not later than 12:00 o'clock noon, New York City time, on the date such payment is due, in immediately available funds,

                  (a) in accordance with the payment instructions set forth below the Purchaser's signature hereto with instructions to the payee identified in such instructions to telephone advice of credit in accordance with such instructions, or

                  (b) by such other method or at such other address or bank account as the Purchaser may designate in writing,

without the presentation or surrender of such Subject Security or the making of any notation thereon, except that any Series No. 1 Note paid or prepaid (or any other Subject Security redeemed) in full shall be surrendered to the Company at its principal office for cancellation. Prior to any sale or other disposition of any Series No. 1 Note held by the Purchaser, the Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Series No. 1 Note to the Company in exchange for a new Series No. 1 Note or Series No. 1 Notes, as the case may be, pursuant to Section 4.8. The Company will afford the benefits of this Section to any Institutional Holder which is the direct or indirect transferee of any Subject Security purchased by the Purchaser under this Agreement and which has made the same agreement relating to such Subject Security as the Purchaser has made in this Section.

         SECTION 4.3 Optional Payments. The Company may, at its option, prepay at any time all or any part (in a minimum amount of $100,000 and integral multiples of $1,000 thereafter) of the outstanding principal amount of, or of interest due or to become due on the next Payment Date under, the Series No. 1 Notes. Prepayments of principal shall be in the amount of the applicable Optional Redemption Price and shall be accompanied by payment in full of all interest accrued on such principal amount and not yet paid. Each prepayment shall be subject, however, to the Company having given each Noteholder written notice of such prepayment not more than 30 days and not less than five days prior to the date fixed for such prepayment, in each case specifying (w) such date, (x) the aggregate principal amount, if any, of (and the amount of unpaid interest accrued on such principal amount), or the amount of unpaid interest on, the Series No. 1 Notes to be prepaid on such date, (y) the principal amount, if any, of (and the amount of unpaid interest accrued on such principal amount), or the amount of unpaid interest on, each Series No. 1 Note held by such Noteholder to be prepaid on such date and (z) the Optional Redemption Price applicable to such prepayment.

         SECTION 4.4 Payment of Principal and Interest.

                  (a) Payment of Maturity. The Company will duly and punctually pay the principal of and interest on the Series No. 1 Notes, and will timely pay and perform all of its other Obligations, in accordance with the terms of such Series No. 1 Notes, this Agreement and the other Purchase Documents, and, without limitation of the foregoing, the Company will, on the maturity of all Series No. 1 Notes (whether on January 15, 2007 or by declaration (pursuant to Section 7.3) or otherwise), make payment in full to the holders of the Series No. 1 Notes of the unpaid principal balance thereof, to the extent not sooner paid or prepaid hereunder, together with all unpaid interest and fees accrued thereon and all expenses, indemnities and other amounts then due and payable under the terms of the Series No. 1 Notes, this Agreement or the other Purchase Documents.

                  (b) Interest. The Series No. 1 Notes will bear interest, prior to the occurrence of any Default pursuant to Section 7.1.1 relating to the non-payment of principal of or interest on the Series No. 1 Notes, at a rate of 12.0% per annum. Interest so accrued will be payable in arrears on each Payment Date, commencing with July 15, 2000 and at maturity; provided, that on any Payment Date on or prior to January 15, 2002, the Company may (in lieu of making any required cash payment of interest on any outstanding Series No. 1 Notes) issue on such date, and each Person then entitled to payment of interest shall accept, a Series No. 1 Note (a "PIK Note") in a principal amount equal to the interest owed to such Person on such Payment Date. All PIK Notes shall have a maturity date of July 1, 2005. At any time when the Company shall have defaulted in the payment when due (whether at maturity, or at a date fixed for payment or prepayment or by declaration or otherwise) of principal of or interest on the Series No. 1 Notes (and for so long as such default shall continue), the Series No. 1 Notes will bear interest, payable semi-annually as aforesaid or at the option of a Noteholder on demand, at a rate equal to the sum of the foregoing rate plus an additional 2% per annum on the entire unpaid balance of such principal amount, on overdue premium, if any, and (to the extent permitted by applicable law) on overdue interest.

         SECTION 4.5 Allocation. Each partial prepayment paid or to be prepaid of principal of the Series No. 1 Notes and each prepayment of interest paid or to be prepaid shall be allocated (in integral multiples of $1,000) among all of the Series No. 1 Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. In the case of each voluntary prepayment of principal of or interest on the Series No. 1 Notes, the principal amount to be prepaid, if any, (together with interest on such principal amount accrued to such date), or the amount of interest to be prepaid, as the case may be, shall mature and become due and payable on the date fixed for such prepayment. From and after the date of any such prepayment of principal, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue. Any Series No. 1 Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Series No. 1 Note shall be issued in lieu of any prepaid principal amount of any Series No. 1 Note.

         SECTION 4.6 Mandatory Offer of Redemption of Series No. 1 Notes. Upon the earliest to occur of:

                  (a) any Change of Control,

                  (b) the Company entering into any written or other arrangement which will give rise to a Change of Control, or

                  (c) the Company having notice that any other Person has entered into a written or other arrangement which will give rise to a Change of Control,

the Company will promptly give written notice of such transaction or event to each Noteholder, which notice shall describe such transaction or event in reasonable detail. Within five (5) Business Days following the occurrence of any Change of Control, the Company will offer to purchase from each Noteholder all of the outstanding Series No. 1 Notes held by it at a purchase price, payable in immediately available funds, equal to the Optional Redemption Price of the unpaid principal amount thereof together with all unpaid interest accrued thereon to the date of such purchase.

         SECTION 4.7 Assignments by Noteholders. Each Noteholder may assign to one or more financial institutions that are accredited investors all or a portion of its rights and obligations under Series No. 1 Notes, this Agreement and all other agreements executed in connection therewith (pursuant to the terms and conditions of such agreements); provided, however, that in the case of each such assignment of a Series No. 1 Note, the principal amount assigned shall be equal to or greater than $1,000,000 or, if less, such Noteholder's entire amount of its Series No. 1 Note(s); provided further, however, that such Noteholder shall give the Company no less than five Business Days written notice of such prospective assignment, upon the receipt of which the Company shall have three Business Days to give such Noteholder written notice (the "Notice of Redemption") stating that the Company shall redeem or prepay the portion of such Series No. 1 Note(s) or portion to be assigned in accordance with Section 4.3 within ten Business Days after such Noteholder's receipt of the Notice of Redemption. The parties to each such assignment shall execute and deliver to the Company, for its recording in the register kept by it pursuant to Section 4.7.4, an assignment and acceptance agreement (the "Assignment and Acceptance") substantially in the form of Exhibit F hereto, together with any Series No. 1 Note or Series No. 1 Notes subject to such assignment.

         SECTION 4.7.1 Consent to Certain Assignments. The consent of the Company is not required for a Noteholder to assign all or a portion of the rights and obligations under this Agreement, provided that (i) all conditions set forth in Section 4.7 have been satisfied, and (ii) only Noteholders and Institutional Holders may have any rights under this Agreement.

         SECTION 4.7.2 Procedures. Upon any assignment of Series No. 1 Notes, and the execution and delivery by any Noteholder of an Assignment and Acceptance to the Company,

                  (a) the assignee thereunder shall, automatically and without further action, become a party hereto and, to the extent that rights and obligations hereunder or under any other Purchase Document have been assigned to it pursuant to such Assignment and Acceptance, shall have all rights, obligations and benefits of a Noteholder; and

                  (b) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released (other than the final paragraph of Section 6.1.1 which assignor shall continue to be bound thereto) from its obligations under this Agreement and under each other Purchase Document (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Noteholder's rights and obligations under this Agreement, such assigning Noteholder shall cease to be a party hereto; provided that the obligations of the Company to such assigning Noteholder under Sections 4.10, 8.3 and 8.4 with respect to events occurring or obligations arising before such assignment shall survive such assignment).

         SECTION 4.7.3 Terms and Conditions. By executing and delivering an Assignment and Acceptance, each of the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than as provided in such Assignment and Acceptance, such assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Purchase Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the assigned Series No. 1 Note, any Purchase Document or any other Instrument furnished pursuant hereto;

                  (b) such assigning Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Subsidiary or the performance or observance by any party hereto or thereto of any of its obligations under this Agreement or any other Purchase Document or any other Instrument furnished pursuant hereto;

                  (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Sections 5.4 and 6.1.1 (to the extent theretofore delivered) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; and

                  (d) such assignee will, independently and without reliance upon any Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 4.7.4 Registration, Transfer, etc. The Company will keep at its principal office a register in which the Company will provide for the registration of the Series No. 1 Notes and their transfer. The Company may treat the Person in whose name any Series No. 1 Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and interest on such Series No. 1 Note and for all other purposes, whether or not such Series No. 1 Note shall be overdue, and the Company shall not be affected by any notice to the contrary from any Person other than the applicable Noteholder. All references in this Agreement to a "holder" of any Series No. 1 Note shall mean the Person in whose name such Series No. 1 Note is at the time registered on such register.

         SECTION 4.8 Transfer and Exchange. Upon surrender of any Series No. 1 Note for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will execute and deliver in exchange therefor a new Series No. 1 Note or Series No. 1 Notes, as the case may be, of the same class in denominations of at least $100,000 (except a Series No. 1 Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Series No. 1 Note is not evenly divisible by, or is less than, $100,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such Series No. 1 Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Series No. 1 Note and otherwise of like tenor.

         SECTION 4.9 Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Series No. 1 Note and, in the case of any such loss, theft or destruction of any Series No. 1 Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Series No. 1 Note or Series No. 1 Notes held by the Purchaser or another Institutional Holder or the Purchaser's nominee, of an unsecured indemnity agreement from the Purchaser or such other holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Series No. 1 Note for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Series No. 1 Note of the same class and of like tenor, dated so that there will be no loss of interest on (and registered in the name of the holder of) such lost, stolen, destroyed or mutilated Series No. 1 Note. Any Series No. 1 Note in lieu of which any such new Series No. 1 Note has been so executed and delivered by the Company shall be deemed to be not outstanding for any purpose of this Agreement.

         SECTION 4.10 Taxes. Except as otherwise provided in this Section, all payments by the Company of principal of, and interest on, the Series No. 1 Notes, and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding, however, franchise taxes and taxes imposed on or measured by the Purchaser's or any other Noteholder's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any Applicable Law, then, the Company will:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Purchaser and each other Noteholder an official receipt or other documentation satisfactory to the Purchaser and each other Noteholder evidencing such payment to such authority; and

                  (c) except as otherwise provided in this Section, pay to the Purchaser and each other Noteholder such additional amount or amounts as is necessary to ensure that the net amount actually received by each Noteholder will equal the full amount such Noteholder would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Purchaser or any Noteholder with respect to any payment received by the Purchaser or such Noteholder hereunder, the Purchaser or such Noteholder may pay such Taxes, and, except as otherwise provided in this Section, upon receipt of written evidence of such payment, the Company will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Purchaser or such Noteholder after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Purchaser or such Noteholder would have received had no such Taxes been asserted.

         If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Purchaser and the other Noteholders the required receipts or other required documentary evidence, the Company shall indemnify the Purchaser and the other Noteholders for any incremental Taxes, interest or penalties that may become payable by the Purchaser or any other Noteholder as a result of any such failure. For purposes of this Section, a distribution hereunder by the Purchaser or any other Noteholder to or for the account of any Noteholder shall be deemed a payment by the Company.

         The Purchaser shall provide to the Company on or prior to the due date of the first payment under the Series No. 1 Notes, two original signed copies of Internal Revenue Service Form 4224 or Form 1001 or any successor form certifying to the Purchaser's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Series No. 1 Note. Any Noteholder which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (a "Non-U.S. Noteholder") that becomes a Noteholder under this Agreement after the Closing shall, upon the date of such Noteholder becoming a Noteholder hereunder, provide to the Company two original signed copies of Internal Revenue Service Form 4224 or Form 1001 or any successor form certifying as to such Noteholder's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Series No. 1 Note; provided, however, that if such Non-U.S. Noteholder is an Affiliate of the Purchaser and is organized under the laws of the same jurisdiction as the Purchaser, such Noteholder will only be required to deliver such forms certifying as to such Noteholder's entitlement to the same exemption from such withholding tax to which the Purchaser would be entitled with respect to such payments as of such date. To the extent legally entitled to do so, on or before the date any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and otherwise from time to time upon the reasonable written request of the Company after the Closing, each Noteholder (including the Purchaser) that is a Non-U.S. Noteholder will provide to the Company two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Noteholder's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Series No. 1 Note.

         Notwithstanding anything to the contrary contained in this Section, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Noteholder that is a Non-U.S. Noteholder and that has not provided to the Company the forms required to be provided to the Company pursuant to the preceding paragraph, and the Company shall have no obligation to pay any additional amount to a Non-U.S. Noteholder with respect to such withheld amounts or with respect to Taxes incurred by such Non-U.S. Noteholder to the extent such withholding would not have been required or such Taxes would not have been incurred if such Non-U.S. Noteholder would have provided such forms to the Company in the manner required by the preceding paragraph.

                                   ARTICLE V

                                WARRANTIES, ETC.

         To induce the Purchaser to enter into this Agreement and to purchase the Subject Securities hereunder, the Company represents and warrants unto the Purchaser as follows (and, for all purposes of this Agreement, all of such representations and warranties shall be understood to be made by the Company on (and only on) the date of execution and delivery of this Agreement by the Company and the Closing Date (except to the extent specifically made as of another date); provided, however, that (x) the representations in Sections 5.4 and 5.20 relative to any financial, other information or projections delivered from time to time pursuant to this Agreement or any other Purchase Document shall also be understood to be made with respect thereto on the date of delivery thereof and (y) the representations in Sections 5.1, 5.2 and 5.3 relative to each Subsidiary Guarantor shall also be understood to be made on the date when such Subsidiary Guarantor executes and delivers a Subsidiary Guaranty pursuant to clause (a) of Section 6.1.6.):

         SECTION 5.1 Organization, Power, Authority, etc. Each Obligor is a corporation duly incorporated and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority and holds all requisite Approvals to own and hold its property and to conduct its business substantially as currently conducted by it. The Company has full power and authority to enter into and perform its obligations under this Agreement, the Series No. 1 Notes, the other Subject Securities and each other Purchase Document to which it is a party and to issue the Subject Securities (and any Common Shares issuable upon exercise of any thereof), and each Subsidiary Guarantor has full power and authority to enter into and perform its obligations under the Subsidiary Guaranty and each other Purchase Document to which it is a party.

         SECTION 5.2 Due Authorization. The execution and delivery by the Company of this Agreement, the Series No. 1 Notes and other Subject Securities and each other Purchase Document to which it is a party, the performance by the Company of its obligations hereunder and thereunder, and the issuance of the Subject Securities (and the issuance of Common Shares issuable upon exercise of any thereof) by the Company, and the execution and delivery by each Subsidiary Guarantor of the Subsidiary Guaranty and each other Purchase Document to which it is a party and the performance by each Subsidiary Guarantor of its obligations thereunder, have been duly authorized by all necessary corporate action, do not require any Approval, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organizational Document, any Applicable Law or Material Contract and will not result in or require the creation or imposition of any Lien on any of its properties pursuant to the provisions of any Material Contract (excluding, however, pursuant to any Purchase Document).

         SECTION 5.3 Validity, etc. This Agreement constitutes, and the Series No. 1 Notes and other Subject Securities and each other Purchase Document to which the Company is a party will on the due execution and delivery thereof constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject, however, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally and general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity). The Subsidiary Guaranty and each other Purchase Document to which each Subsidiary Guarantor is a party will on the due execution and delivery thereof constitute the legal, valid and binding obligation of such Subsidiary Guarantor enforceable in accordance with their respective terms, subject, however, as to enforcement only, as aforesaid.

         SECTION 5.4 Financial Information. All balance sheets, financial statements and all other financial information which have been furnished by or on behalf of the Company to the Purchaser for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including

                  (a) the audited consolidated balance sheet at December
         31, 1998, and the related consolidated statement of operations, of shareholders' equity and of cash flow for the fiscal year then ended, of the Company and its Subsidiaries (the "1998 Audited Financial Statements"), and

                  (b) the consolidated balance sheet at September 30, 1999, and the related consolidated statements of operations, of shareholders' equity and of cash flow for the three fiscal quarters then ended, of the Company and its Subsidiaries (the "1999 Interim Financial Statements"),

have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. All financial information as to the Company and Subsidiaries which shall hereafter from time to time be furnished by or on behalf of the Company to the Purchaser and other Noteholders for the purposes of or in connection with this Agreement or any transaction contemplated hereby will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and will present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or summary statements or may be condensed (subject, however, in the case of unaudited interim statements, to normal year-end audit adjustments).

         SECTION 5.5 Absence of Material Adverse Change. There have been no occurrences, events or changed circumstances since December 31, 1998, other than as disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (excluding, however, the Transaction) which, individually, as part of a series or in the aggregate, have had a Materially Adverse Effect.

         SECTION 5.6 Continuing Indebtedness. There is no long-term
Indebtedness of the Company and Subsidiaries on a consolidated basis expected to be outstanding immediately after giving effect to the Transaction, except as disclosed in Item 5.6 ("Ongoing Indebtedness") of the Disclosure Schedule.

         SECTION 5.7 Contingencies. Neither the Company nor any Subsidiary has any contingent liability for taxes, long-term leases or unusual forward or long-term commitments or material unrealized or unanticipated losses from unfavorable commitments which could reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect and which are not reflected in the financial statements described in clause (a) or (b) of Section 5.4 or in the notes thereto.

         SECTION 5.8 Litigation, etc. There is no pending or, to the Company's Knowledge, threatened litigation, arbitration or governmental investigation or proceeding against, or labor controversy affecting the Company or any Subsidiary or to which any of the properties, assets or revenues of any thereof is subject (x) which could reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect, except as disclosed in Item 5.8 ("Litigation, etc.") of the Disclosure Schedule or (y) which relates to the Transaction.

         SECTION 5.9 Capitalization.

                  (a) On the Closing Date, the authorized Capital Stock of the Company will be as set forth in Item 3.4 ("Capital Stock") of the Disclosure Schedule and the number of Common Shares reserved for issuance upon the exercise of

                           (i) any and all stock option plans or employee
                  ownership plans in respect of the Capital Stock of the Company in existence on the Closing Date,

                           (ii) any warrants, other than the warrants issued in
                  connection with this Transaction; and

                           (iii) the conversion or exchange of all securities
                  convertible into or exchangeable for Common Shares,

         respectively, is as set forth therein.

                  (b) The Common Shares to be issued to the Purchaser pursuant to the Warrant will have been duly authorized for issuance and, when sold and delivered against payment therefor as provided herein and in the Warrant Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all preemptive rights and Liens except as otherwise provided herein and will be entitled to the respective voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are set forth with respect thereto in the Certificate of Incorporation.

                  (c) The Company does not have outstanding any Capital Stock or securities convertible into or exchangeable for any shares of its Capital Stock, nor does it have outstanding any rights or options to subscribe for or to purchase any Capital Stock or securities convertible into or exchangeable for any of its shares of Capital Stock, except as described in this Section. Except as disclosed in Item
         5.9 ("Repurchase, etc. Agreements") of the Disclosure Schedule, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock.

                  (d) The aggregate amount of Common Shares issuable pursuant to any warrants, options and other rights held by any management employee of the Company or any Affiliate thereof for which the exercise price thereof is equal to or greater than the market price of such Common Shares on the Closing Date does not exceed 5% of the aggregate outstanding Common Shares of the Company at the time of calculation.

                  (e) Except for the Registration Agreement, the Warrant Agreement, and the First Registration Agreement, and the registration of existing stock options and stock options granted under the 1999 Stock Option Plan, none of the Company or any Subsidiary has entered into an agreement to register any of its securities under the Securities Act.

         SECTION 5.10 Margin Regulations. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and less than 25% of the assets of the Company, individually and on a consolidated basis with all Subsidiaries, consists of margin stock. Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 5.11 Government Regulation. Neither the Company nor any Subsidiary is (or shall upon the consummation of the Transaction become) (x) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (y) subject to regulation under the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or any Applicable Law limiting its ability to incur or assume Indebtedness for borrowed money.

         SECTION 5.12 Title to and Condition of Properties; Material Contracts. Each of the Company and each Subsidiary (x) has good and marketable title to all of the real property, and valid title to all of the personal properties and other assets (tangible, intangible or mixed), which it purports to own (except where failure would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect), free and clear of all Liens (excluding, however, Liens permitted by Section 6.2.3) and (y) enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee (excluding, however, leases the absence of which would not reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect). All Material Contracts to which the Company is a party are valid and binding and in full force and effect, and no default has occurred or is continuing thereunder except as disclosed on Item 5.12 ("Defaults") of the Disclosure Schedule. No consent need be obtained from any Person (which is not required by Article III to be obtained on or prior to the Closing Date) in respect of any such Material Contract in connection with the Transaction which, if not obtained, would reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect.

         SECTION 5.13 Patents, Trademarks, etc. The Company and Subsidiaries own, or are licensed under, and have the rights to use, all material patents, trademarks, trade names, copyrights, technology, recipes, know-how and processes (collectively, "Intellectual Property") necessary for the conduct of their businesses as currently conducted, and the consummation of the Transaction does not alter or impair any such rights. Except as disclosed in Item 5.13 ("Patents, Trademarks, etc.") of the Disclosure Schedule, there is no (x) claim which has been asserted by any Person to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto or (y) to the Company's Knowledge, valid basis for any such claim or any claim that the use of such Intellectual Property by the Company and Subsidiaries infringes or will infringe on the rights of any Person.

         SECTION 5.14 Taxes. The Company and each of its Subsidiaries has filed all material tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, excluding, however, any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 5.15 Pension and Welfare Plans. During the 12 consecutive-month period prior to the Closing Date, no steps have been taken to terminate any Plan, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which might result in the incurrence by the Company or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 5.15 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Company nor any of its Subsidiaries nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 5.16 Environmental Matters. Except as disclosed in Item 5.16 ("Environmental Matters") of the Disclosure Schedule,

                  (a) to the Company's Knowledge all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Subsidiaries are owned or leased by it in material compliance with all Environmental Laws,

                  (b) there have been no unresolved past, and there are no pending or, to the Company's Knowledge, threatened claims, complaints, notices or requests for information received by the Company or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or complaints, notices or inquiries to the Company or any of its Subsidiaries regarding potential liability under any Environmental Law (collectively, "Environmental Claims"),

                  (c) to the Company's Knowledge there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries,

                  (d) to the Company's Knowledge no property now or previously owned or leased by the Company or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up,

                  (e) none of the Company or any of its Subsidiaries has received notice that the Company or any of its Subsidiaries is potentially responsible for clean-up or other corrective action under any Environmental Law,

                  (f) to the Company's Knowledge there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries,

                  (g) neither the Company nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to the Company's Knowledge, proposed for listing on the National Priorities List pursuant to

         CERCLA, on the CERCLIS or on any similar federal, state or provincial list or which is the subject of federal, state, provincial or local enforcement actions or other investigations which may lead to material claims against the Company or any Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA,

                  (h) to the Company's Knowledge, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Company or any of its Subsidiaries, and

                  (i) to the Company's Knowledge, no conditions exist at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, except, in any and all such cases, as would not reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect.

         SECTION 5.17 Year 2000 Problem. The Company has reviewed its operations and those of its Subsidiaries with a view to assessing whether it or its Subsidiaries' respective businesses will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Problem. Based on such review, the Company has no reason to believe that a Materially Adverse Effect will result from a Year 2000 Problem.

         SECTION 5.18 Solvency. The Transaction (including the issuance and sale of the Series No. 1 Notes hereunder, the incurrence by the Company of the Indebtedness represented by the Series No. 1 Notes and the application of the proceeds of the issuance and sale of the Series No. 1 Notes), will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of any applicable federal or state law respecting fraudulent transfers or fraudulent conveyances. After giving effect to the Transaction, the Company and each Subsidiary will be solvent.

         SECTION 5.19 Subsidiaries, etc. As of the Closing Date,

                  (a) the Company will have no Subsidiaries and no other Investments in any joint venture, partnership or other Person, except as disclosed in Item 5.19 ("Subsidiaries, etc.") of the Disclosure Schedule; and

                  (b) the Company will be the record and beneficial owner, free of Liens, of 100% of the issued and outstanding Capital Stock of each Subsidiary.

         SECTION 5.20 Accuracy of Information. All factual information (and, for the sake of clarity, not including any projections) heretofore or contemporaneously furnished by or on behalf of the Company in writing to the Purchaser for purposes of or in connection with the Transaction, including true and complete copies thereof furnished to the Purchaser prior to the execution and delivery of this Agreement, is collectively, and all other such factual written information hereafter furnished by or on behalf of the Company to the Purchaser or any Noteholder will be, in light of the circumstances under which it was made, individually, true and accurate in every material respect taken as a whole on the date as of which such written information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete on the date as of such information is dated or certified by omitting to state any material fact necessary to make such information, in light of the circumstances under which it was made, not misleading. There is, to the Company's Knowledge, no fact that the Company has not disclosed to the Purchaser in writing that would, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect. All projections heretofore, contemporaneously and hereafter furnished by or on behalf of the Company in writing to the Purchaser for purposes of this Agreement or any transaction contemplated hereby are and will be based on good faith estimates and assumptions which the Company believes are fair and reasonable in light of the historical financial performance of the Company and current and reasonably foreseeable business conditions, and, to the Company's Knowledge, there are or will be no facts or circumstances existing at the time such projections are furnished which would, individually or in the aggregate, reasonably be expected to cause a material change in such projections, it being recognized, however, by the Purchaser that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

         SECTION 5.21 Offering of Subject Securities. Neither the Company, any Subsidiary nor any Person employed to act on behalf of any thereof in connection with the offer and sale of the Subject Securities has directly or indirectly offered the Series No. 1 Notes, the Common Shares or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Persons identified in Item 3.4 ("Capital Stock") of the Disclosure Schedule. Neither the Company, nor anyone acting on behalf of it has taken or will take any action which would subject the issuance or sale of the Series No. 1 Notes or Common Shares to the provisions of Section 5 of the Securities Act or to the registration or qualification requirements of any securities or blue sky law of any applicable jurisdiction.

                                   ARTICLE VI

                                   COVENANTS

         SECTION 6.1 Certain Affirmative Covenants. The Company agrees with:

                  (a) the Purchaser and each other Noteholder that, until all Obligations have been paid and performed in full, the Company will perform all of the covenants contained in Section 6.1;

                  (b) the Purchaser and each other Institutional Holder that, for so long as either shall hold any Subject Security (other than a Series No. 1 Note), the Company will perform the covenants contained in clause (b) of Section 6.1.1 for the benefit of the Purchaser or such Institutional Holder as if it were a Noteholder; and

                  (c) the Purchaser that, if at any time and for so long as (i) the Purchaser shall hold any Subject Security (other than a Series No. 1 Note) and (ii) the Company is not subject to the reporting requirements of Section 13 (d) or (g) of the Exchange Act, the Company will perform the covenants contained in clauses (a) and (b) of Section
         6.1.1 for the benefit of the Purchaser as if it were a Noteholder.

         SECTION 6.1.1 Financial Information, etc. The Company will furnish, or will cause to be furnished, to the Purchaser and each other Noteholder copies of the following financial statements, reports and information:

                  (a) promptly when available and in any event within 120 days after the close of each Fiscal Year, (i) a consolidated balance sheet as of the end of such Fiscal Year, and consolidated statements of operations, of shareholders' equity and of cash flow for such Fiscal Year, of the Company and Subsidiaries, prepared on a comparative basis with the preceding Fiscal Year and audited by Ernst & Young, L.L.P. (or other independent public accountants of recognized national standing selected by the Company) and (ii) credit collection analyses on a "static pool" basis together with all servicer reports for the last Fiscal Quarter of such Fiscal Year prepared in connection with any Securitization Transaction or warehouse financing;

                  (b) promptly when available and in any event within 60 days after the close of each of the first three Fiscal Quarters of each Fiscal Year, and certified by the chief accounting, executive or financial officer of the Company, (i) consolidated balance sheets at the close of such Fiscal Quarter, and the related consolidated statements of operations, of shareholders' equity and of cash flow for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of the Company and Subsidiaries (with comparative information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), (ii) management discussion and analysis of such balance sheets and financial statements and (iii) credit collection analyses on a "static pool" basis together with all servicer reports for such Fiscal Quarter prepared in connection with any Securitization Transaction or warehouse financing;

                  (c) promptly when available and in any event within 30 days after the close of each calendar month, and certified by the chief accounting, executive or financial officer of the Company, (i) consolidated balance sheets at the close of such calendar month, and the related consolidated statements of operations, of shareholders' equity and of cash flow for such calendar month and for the period commencing at the close of the previous Fiscal Year and ending with the close of such calendar month, of the Company and Subsidiaries (with comparative information at the close of and for the corresponding calendar month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year) and (ii) a copy of all Form 8-Ks filed by the Company during such month, provided, that if at any time and for so long as the Company is not subject to the reporting requirements of Section 13 (d) or (g) of the Exchange Act, then the Company, in lieu of furnishing such Form 8-Ks, will furnish such information that would otherwise be required to be reported in such Form 8-Ks;

                  (d) together with each set of financial statements delivered from time to time as at the close of any Fiscal Year or Fiscal Quarter, a certificate of the chief accounting, executive or financial officer of the Company stating that to the best of such Officer's Knowledge no Default had occurred or was continuing at the close of such Fiscal Year or Fiscal Quarter, as the case may be, or, if a Default had occurred and was continuing, a description thereof and a statement as to whether it is continuing and as to what actions are being taken to cure it;

                  (e) with ten (10) Business Days after approval thereof by the Company's Board of Directors, the Company's budget as in effect for such Fiscal Year substantially in the form approved by the Company's Board of Directors;

                  (f) promptly after being made generally available to the public by the Company, all press releases and statements delivered to its shareholders concerning developments that are material; and

                  (g) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Company or any Subsidiary as the Purchaser or the Required Noteholders may from time to time reasonably request (including as to potentially material environmental conditions to monitor compliance with Section 6.1.8).

For purposes of any financial statements delivered pursuant to clauses (a) and
(b), all Subsidiaries which are either direct Subsidiaries or Subsidiaries of the same Subsidiary and which are not Subsidiary Guarantors may be treated collectively on a consolidated basis.

         The Purchaser and each other Noteholder and Institutional Holder acknowledge that certain information provided to such parties pursuant to this Agreement may consist of material nonpublic information regarding the Company, and each such party acknowledges and agrees that it is aware (and that any Person to whom any such information may be disclosed as permitted by this Agreement has been, or upon receiving such information will be, advised) of the restrictions imposed by federal and state securities laws on a Person possessing material nonpublic information regarding an issuer of securities. Notwithstanding any other provision in this Agreement, this paragraph shall survive and continue to be binding against Purchaser, each other Noteholder and Institutional Holder after any sale, conveyance, assignment or transfer by any such Person of any Subject Security or the Warrants.

         SECTION 6.1.2 Notice of Default, etc. The Company will furnish, or will cause to be furnished, to the Purchaser and each other Noteholder prompt notice (with a description in reasonable detail) of:

                  (a) the occurrence, to the Company's Knowledge, of any Default;

                  (b) any steps by the Company or any other Person to terminate any Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or of any action with respect to a Plan which could result in the requirement that the Company or any Subsidiary furnish a bond or other security with the PBGC or such Plan, or any event with respect to any Plan which could result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the Contingent Liability of the Company or any Subsidiary with respect to any post-retirement Plan benefit, notice thereof and copies of all documentation relating thereto; and

                  (c) material written claims, complaints, notices or inquiries relating to compliance with Environmental Laws with respect to the condition of any facilities and properties of the Company or any Subsidiary.

         SECTION 6.1.3 Maintenance of Corporate Existence, etc. Except as allowed under Section 6.2.7, the Company will cause to be done at all times all things necessary to maintain and preserve the corporate existence of the Company and each Material Subsidiary.

         SECTION 6.1.4 Performance of Purchase Documents. The Company will, and will cause each Subsidiary to, perform promptly and faithfully all of its obligations under each Purchase Document.

         SECTION 6.1.5 Books and Records. The Company will, and will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit the Noteholders as a single group or any representatives of all Noteholders (as appointed by the Required Noteholders), at reasonable times and intervals and on reasonable prior notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and hereby authorizes such independent public accountant to discuss its financial matters with the Noteholders as a single group or their aforementioned representatives whether or not any representative of the Company is present) and to examine (and, at the reasonable expense of the Company, photocopy extracts (such extracts to be identified by the Required Noteholders or their authorized representatives with reasonable particularity)
from) any of its books or other corporate records. For so long as an Event of Default exists and is continuing, the Company agrees to pay any reasonable fees and out-of-pocket expenses of a single independent public accounting firm representing all Noteholders (as appointed by the Required Noteholders) reasonably incurred in connection with the Noteholders' exercise of their rights pursuant to this Section.

         SECTION 6.1.6 Subsidiary Guarantors. The Company will:

                  (a) concurrently with any Person (other than any Securitization Subsidiary) becoming a Material Subsidiary, cause such Material Subsidiary (x) to execute and deliver to the Purchaser a guaranty agreement (as amended, supplemented and otherwise modified from time to time, the "Subsidiary Guaranty") in substantially the form of Exhibit D hereto and (y) to deliver to the Purchaser appropriately completed certificates substantially in the form of Exhibits B and C hereto; and

                  (b) except as allowed under Section 6.2.7, continue to own and hold, free of Liens (other than Liens created by the Purchase Documents), all of the outstanding shares of Capital Stock of each Subsidiary.

         SECTION 6.1.7 Payment of Taxes, etc. The Company will, and will cause each Subsidiary to, pay and discharge, as the same may become due and payable, all federal, state and local taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind which, if unpaid, might become a material Lien upon any of its properties; provided, however, that the foregoing shall not require the Company or any Subsidiary to pay or discharge any such tax, assessment, fee, charge, levy or Lien so long as it shall be diligently and promptly contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

         SECTION 6.1.8 Environmental Conduct. The Company will, and will cause each Subsidiary to, (x) use and operate all of its facilities and properties in compliance with all Environmental Laws, (y) keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith and (z) handle all Hazardous Substances in compliance with all applicable Environmental Laws; except, in each case, where the failure to comply with the terms of this
Section 6.1.8 could not reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect.

         SECTION 6.1.9 Use of Proceeds. The Company will lend the proceeds of the Series No. 1 Notes to Midland. Midland will use such proceeds (a) to purchase charged-off accounts and (b) for working capital and general corporate purposes.

         SECTION 6.1.10 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is reasonable and customary in the case of similar businesses.

         SECTION 6.1.11 Subsequent Note Issuance. The Company will, promptly upon the issuance of any Indebtedness allowed under Section 6.2.2(b), amend this Agreement (and each other Purchase Document to the extent required) to the extent necessary to ensure that no holder of any such Indebtedness enjoys any other terms and conditions in the aggregate that are more favorable than those of any Noteholder hereunder (including interest rates and covenants).

         SECTION 6.2 Certain Negative Covenants. The Company agrees with

                  (a) the Purchaser and each other Noteholder that, until all Obligations have been paid and performed in full, the Company will perform all of the covenants contained in this Section 6.2; and

                  (b) the Purchaser and each other Institutional Holder that, for so long as either shall hold any Subject Security (other than a Series No. 1 Note), the Company will perform the covenants contained in
         Section 6.2.1, 6.2.7, and 6.2.11 for their benefit as if they were Noteholders.

         SECTION 6.2.1 Business Activities. The Company will not, and will not permit any Subsidiary to, engage in any business activity, excluding, however, its consummation of the Transaction, its performance from time to time of its obligations under the Transaction Documents and its engaging in activities in which the Company or its Subsidiaries are engaged on the Closing Date (which the Purchaser acknowledges is the purchase, sale and servicing of charged-off accounts, including, without limitation, Securitization Transactions and Residual Transactions in connection therewith), and, in each case, activities or lines of business incidental and related thereto and (ii) Investments permitted pursuant to clause (f) of Section 6.2.6.

         SECTION 6.2.2 Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

                  (a) Indebtedness in respect of the Series No. 1 Notes and other Obligations;

                  (b) future Indebtedness of the Company in an aggregate principal amount not to exceed $40,000,000 which Indebtedness is incurred on terms and conditions substantially similar to those of this Agreement; provided, that all proceeds of any such Indebtedness in excess of $25,000,000 shall be used to permanently reduce the Bank of America Indebtedness to the extent outstanding and, to the extent not outstanding, to permanently reduce the availability of borrowings under the Bank of America Credit Agreement;

                  (c) the Bank of America Indebtedness;

                  (d) other future non-recourse Indebtedness of the Company or any Securitization Subsidiary, the proceeds of which are used for the purpose of acquiring, financing or refinancing charged-off accounts, and that is incurred by the Company or such Securitization Subsidiary on terms and conditions customary to such Securitization Transactions; provided, however, that the aggregate original principal amount of such Indebtedness shall not, when incurred, exceed (i) in the case of charged-off accounts that have not been subject to a prior Securitization Transaction, 100% of the acquisition cost of the accounts being financed or sold in connection with such Indebtedness less 50% of the actual collections against such accounts, and (ii) in the case of charged-off accounts that have been subject to a prior Securitization Transaction, the aggregate outstanding principal balance of the Indebtedness in such Securitization Transaction at the time such charged-off accounts are released therefrom;

                  (e) other future Indebtedness of the Company or any Subsidiary that is incurred by the Company or such Subsidiary (i) by releveraging charged-off accounts owned by any Securitization Subsidiary or (ii) on the basis of the Company's or such Subsidiary's equity interest in any Securitization Subsidiary or residual or subordinate interest in any Securitization Transaction (each a "Residual Transaction"); provided, however, that no such Indebtedness shall be incurred unless the net cash proceeds (taking into account payment of applicable Taxes) of such Indebtedness are applied in accordance with Section 4.3;

                  (f) other future Indebtedness of the Company or any Subsidiary that consists of warehouse financing of charged-off accounts; provided, however, that the aggregate original principal amount of such Indebtedness shall not, when incurred, exceed 100% of the acquisition cost of the accounts being financed in connection with such Indebtedness;

                  (g) Capitalized Lease Liabilities (i) incurred to finance the acquisition of new assets, not to exceed $6,000,000 at any one time, and (ii) incurred for any other purpose, not to exceed $300,000 at any one time; and

                  (h) without duplication, Indebtedness disclosed on Item 5.6 ("Ongoing Indebtedness") of the Disclosure Schedule;

provided, however, that, no Indebtedness otherwise permitted pursuant to any of the foregoing clauses (excluding, however, clauses (a) and (b)) shall be permitted if such Indebtedness is owing by the Company to a Subsidiary unless such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations and is incurred on such terms and conditions consented to by the Required Noteholders in their discretion.

         SECTION 6.2.3 Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing the Obligations;

                  (b) Liens granted by the Company prior to the Closing Date to secure the Bank of America Indebtedness as in effect on the Closing Date;

                  (c) Liens granted by the Company to secure its obligations under the Reimbursement Agreement;

                  (d) Liens granted by a Securitization Subsidiary to secure Indebtedness allowed under clause (d) of Section 6.2.2; provided, however, that no such Lien shall be granted except to create a security interest in the specific charged-off accounts financed or purchased by the beneficiary of such Lien;

                  (e) Liens granted by the Company or a Subsidiary to secure Indebtedness allowed under clause (e) of Section 6.2.2; provided, however, that no such Lien shall be granted except to create a security interest in the equity interest in any Securitization Subsidiary or residual interest in any Securitization Transaction;

                  (f) Liens granted by the Company or a Subsidiary to secure Indebtedness allowed under clause (f) of Section 6.2.2; provided, however, that no such Lien shall be granted except to create a security interest in the specific charged-off accounts financed, refinanced or purchased in connection with such warehouse financing; and

                  (g) Permitted Liens.

         SECTION 6.2.4 Bank of America Credit Agreement. The Company will not, and will not permit any Subsidiary to, materially amend, modify or consent to any such material amendment or modification of, the Bank of America Credit Agreement, without the prior written consent of the Required Noteholders which shall not be unreasonably withheld, it being understood and agreed that, without the consent of the Required Noteholders, the Bank of America Credit Agreement may be extended or amended and restated without material departure from the terms and conditions contained therein as of the Closing Date other than market related changes in the interest rate.

         SECTION 6.2.5 Restricted Payments, etc. On or after the Closing Date, the Company will not, and will not permit any Subsidiary to, declare, pay, make, apply any of its funds, property or assets to making or making any deposit to fund any Restricted Payment.

         SECTION 6.2.6 Investments. The Company will not, and will not permit any Subsidiary, other than a Securitization Subsidiary in a Securitization Transaction, to, make any Investments, except:

                  (a) Investments of the Company in any Subsidiary Guarantor that is a wholly-owned Subsidiary;

                  (b) Cash Equivalent Investments, excluding, however, Investments described in clause (f) of the definition of Cash Equivalent Investments.

                  (c) Investments made by way of the Company or any wholly-owned Subsidiary of the Company acquiring not less than 51% of the outstanding Capital Stock of any Person, if after giving effect thereto, (x) no Default has occurred and is continuing and (y) such Person becomes a Subsidiary Guarantor in accordance with Section 6.1.6;

                  (d) capital contributions to a Securitization Subsidiary in connection with (i) the initial closing of any Securitization Transaction, or (ii) any equity or reserve account funding required in connection with the purchase of new charged-off accounts under any warehouse financing;

                  (e) Investments made in connection with any Securitization Transaction in an amount not greater than 15% of the original principal balance of the Indebtedness incurred under such Securitization Transaction; and

                  (f) additional Investments not to exceed an amount equal to the product of (x) $500,000 multiplied by (y) a fraction, the numerator of which equals $10,000,000 plus any Indebtedness incurred pursuant to clause (b) of Section 6.2.2, and the denominator of which equals $10,000,000.

                  SECTION 6.2.7 Consolidation, Merger, etc. The Company will not, and will not permit any Subsidiary to,

                  (a) liquidate or dissolve, consolidate with, or merge into or with, any other corporation or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof); or

                  (b) sell, transfer, convey or otherwise dispose of all or any substantial part of its assets, other than the sale of charged-off accounts sold or otherwise disposed of by a Securitization Subsidiary in connection with a Securitization Transaction;

provided, however, that

                  (c) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Company or any other Subsidiary;

                  (d) so long as no Payment or Insolvency Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, the Company or any Subsidiary may purchase or acquire all of the outstanding shares of Capital Stock of, or substantially all of the assets of, any Person (or any division thereof) and such purchase or acquisition complies with clause (c) of
         Section 6.2.6; and

         (e) any Subsidiary may merge with any other corporation permitted to be acquired pursuant to clause (d) and may be created and capitalized for such purposes.

         SECTION 6.2.8 Rental Obligations. The Company will not, and will not permit any Subsidiary to, enter into at any time after the Closing Date any lease, except any lease (an "Operating Lease") which is not treated as a capital lease in accordance with GAAP which, together with all other Operating Leases then in effect, will not require the payment of an aggregate amount of rentals by the Company and Subsidiaries in excess of $3,000,000 for any Fiscal Year.

         SECTION 6.2.9 Take or Pay Contracts. Except in the ordinary course of business and consistent with past practices, the Company will not, and will not permit any Subsidiary to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Company or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

         SECTION 6.2.10 Negative Pledges, Upstream Restrictions, etc. The Company will not, and will not permit any Subsidiary to, enter into any agreement (excluding, however, this Agreement, the other Purchase Documents and any agreement under which Indebtedness allowed under clause (b) of Section 6.2.2 is incurred) which expressly prohibits or restricts

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (excluding, however, (w) any agreement governing any Indebtedness permitted by clauses (d), (e) or (f) of Section 6.2.2 as to the assets financed with the proceeds of such Indebtedness, (x) customary non-assignment provisions in operating leases entered into in the ordinary course as to the leasehold interest created thereby, (y) customary non-assignment provisions in contracts, to the extent such provisions prohibit Liens on the rights under such contracts and (z) Liens granted by Securitization Subsidiaries in connection with a Securitization Transaction);

                  (b) the ability of the Company or any Subsidiary to amend or otherwise modify, or to perform obligations under, this Agreement or any other Purchase Document; or

                  (c) except as a part of a Residual Transaction, the ability of any Subsidiary to make any payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on Investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Company.

         SECTION 6.2.11 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

                  (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Company or any Subsidiary to any Affiliate unless such arrangement is fair and equitable to the Company or such Subsidiary; or

                  (b) any other transaction, arrangement or contract with any of its other Affiliates which would not be entered into by a prudent Person in the position of the Company or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates;

provided, however, that this Section shall not be construed to restrict or prohibit (i) execution and delivery of the Registration Agreement (ii) customary provisions in Securitization Transactions and Residual Transactions (iii) extensions, refinancings or renewals of the Bank of America Indebtedness, and
(iv) the purchase of any interest in the Series No. 1 Notes by any Affiliate of the Company.

         SECTION 6.2.12 Asset Dispositions, etc. The Company will not, and will not permit any Subsidiary to, sell (including as part of a sale-leaseback transaction), transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless:

                  (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business (including the disposition of obsolete equipment and the sale of receivables); or

                  (b) the net book value of all assets sold, transferred, leased, contributed or conveyed other than in the ordinary course of business by the Company and the Subsidiaries during the same Fiscal Year either (i) does not exceed $500,000 or (ii) the net proceeds above such amount from such sale, transfer, lease, contribution or conveyance are applied in accordance with Section 4.3; or

                  (c) such sale, transfer, lease, contribution or conveyance consists of a sale or transfer of charged-off accounts by any Subsidiary as in connection with any Securitization Transaction or the incurrence of Indebtedness allowed under clause (d) of Section 6.2.2.

                                   ARTICLE VII

                               EVENTS OF DEFAULT

         SECTION 7.1 Events of Default. The term "Event of Default" means any of the following events:

         SECTION 7.1.1 Non-Payment of Obligations. The Company shall default in the payment or prepayment when due of any principal of any Series No. 1 Note, or, within three (3) Business Days of the due date thereof, the Company shall default in the payment of interest on any Series No. 1 Note or any other Obligation.

         SECTION 7.1.2 Default on Other Indebtedness. Any default shall occur under the terms applicable to any recourse Indebtedness (excluding, however, any Obligation) outstanding in a principal amount exceeding $500,000 of the Company or any Subsidiary, in each case representing any borrowing or financing or arising under any other Material Contract, and such default (x) shall consist of the failure to make any payment of principal or interest on, or any redemption (or to make any required offer to redeem) of, such Indebtedness when due (subject, however, to any applicable notice or grace period or if no notice or grace period is provided, then the continuance of such failure for five (5) Business Days after written notice of such failure is given by the holder of such Indebtedness) in accordance with the terms thereof, or (y) shall allow some or all of the holders of such Indebtedness to cause any or all of such Indebtedness to become, or shall have resulted in any or all of such Indebtedness having become, due and payable in accordance with its terms prior to its stated maturity, whether by declaration or otherwise.

         SECTION 7.1.3 Bankruptcy, Insolvency, etc. The Company or any Subsidiary shall:

                  (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

                  (b) apply for, consent to or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Subsidiary or any property of any thereof or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any Subsidiary, and, if such case or proceeding is not commenced by the Company or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Company or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                  (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

         SECTION 7.1.4 Breach of Warranty. Any warranty of the Company hereunder or in any other Purchase Document or any other writing furnished by or on behalf of the Company to the Purchaser or any other Noteholder for the purposes of or in connection with this Agreement or any such Purchase Document is or shall be incorrect when made in any material respect.

         SECTION 7.1.5 Non-Performance of Certain Undertakings. The Company shall default in the due performance and observation of any agreement contained in Section 6.2.4, 6.2.5, 6.2.7, 6.2.9, 6.2.10, 6.2.11 or 6.2.12.

         SECTION 7.1.6 Non-Performance of Other Undertakings.

                  (a) Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Purchase Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Company by the Purchaser or the Required Noteholders.

                  (b) The Company shall be removed as servicer in connection with any securitization financing during the continuance of any event of default thereunder.

         SECTION 7.1.7 Judgments. A final judgment, to the extent not fully covered by insurance, shall be rendered against the Company or any Subsidiary and such judgment shall remain in force, undischarged, unsatisfied and unstayed for more than 60 days, whether or not consecutive, and such judgment, together with all other such outstanding final judgments against the Company and Subsidiaries, exceeds (to the extent of all such uninsured portions) an aggregate of $500,000.

         SECTION 7.1.8 Pension Plans. Any of the following events shall occur with respect to any Plan:

                  (a) the institution of any steps by the Company, any member of its Controlled Group or any other Person to terminate a Plan if, as a result of such termination, the Company or any such member could be required to make a contribution to such Plan, or could reasonably expect to incur a liability or obligation to such Plan, in excess of $500,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

         SECTION 7.1.9 Clean Audit. The auditor's report that accompanies the audited financial statements provided pursuant to clause (a) of Section 6.1.1 for any Fiscal Year other than Fiscal Year 2005 contains a "going concern" qualification, unless such qualification is caused solely by reason of the maturity of the Bank of America Indebtedness or the maturity of the Series No. 1 Notes, or (ii) reports an inability to opine on such financial statements.

         SECTION 7.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 7.1.3 shall occur, the outstanding principal amount of all outstanding Series No. 1 Notes and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 7.3 Action if Other Event of Default. If any Event of Default (excluding, however, any Event of Default described in clauses (a) through (d) of Section 7.1.3) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Required Noteholders may, upon notice or demand, declare all or any portion of the outstanding principal amount of the Series No. 1 Notes to be due and payable and any or all other Obligations to be due and payable, whereupon the full unpaid amount of such Series No. 1 Notes and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.

         SECTION 7.4 Suits for Enforcement. If any Event of Default shall have occurred and be continuing, the Required Noteholders may proceed to protect and enforce the rights of the holders of such Series No. 1 Notes, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, and may proceed to enforce the payment of all sums due upon such Series No. 1 Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection (including reasonable counsel fees and disbursements), or to enforce any other legal or equitable right of the holder of such Series No. 1 Notes.

         SECTION 7.5 Remedies Cumulative. No remedy conferred in this Agreement or in the other Purchase Documents upon the Noteholders is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 8.1 Waivers, Amendments, etc. The provisions of this Agreement and of each Purchase Document may from time to time be amended, waived or otherwise modified, if such amendment, waiver or modification is in writing and consented to by the Company and the Required Noteholders; provided, however, that no such amendment, waiver or modification:

                  (a) which would modify any requirement hereunder that any particular action be taken by each Noteholder or by the Required Noteholders shall be effective unless consented to by each Noteholder or the Required Noteholders, as the case may be; or

                  (b) which would modify this Section or change the definition of "Required Noteholders" or which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Series No. 1 Note (or reduce the rate of interest on any Series No. 1 Note) shall be made without the consent of each Noteholder.

No failure or delay on the part of the Purchaser or any other Noteholder in exercising any power or right under this Agreement or any other Purchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Purchaser or any other Noteholder under this Agreement or any other Purchase Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 8.2 Notices. All notices and other communications provided to any party hereto under this Agreement or any other Purchase Document shall be in writing and addressed or delivered to it at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if sent by mail or courier and properly addressed and prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

         SECTION 8.3 Costs and Expenses. The Company agrees to pay all reasonable out-of-pocket expenses of the Purchaser for the negotiation, preparation, execution and delivery of this Agreement and each other Purchase Document, including Schedules and Exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement, any other Purchase Document, any Subject Security or the Registration Agreement as may from time to time hereafter be required (including the reasonable fees and expenses of counsel for the Purchaser from time to time incurred in connection therewith), whether or not the Transaction is consummated, and to pay all reasonable out-of-pocket expenses of the Purchaser (including reasonable fees and expenses of counsel to the Purchaser) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement, any other Purchase Document, any Subject Security or the Registration Agreement and the consideration of legal questions relevant hereto and thereto or to any enforcement or preservation of rights as to, or restructuring or "work-out" of, any Obligations or the rights and preferences of any Subject Security. The Company also agrees to reimburse the Noteholders upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of a single law firm representing all Noteholders) incurred by the Noteholders to enforce or to preserve rights as to, or to restructure or "work out", any Obligations.

         SECTION 8.4 Indemnification. In consideration of the execution and delivery of this Agreement by the Purchaser, the Company hereby indemnifies, exonerates and holds the Purchaser and each other Noteholder and each of their respective officers, directors, employees, trustees and agents (the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses actually incurred in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Series No. 1 Note,

                  (b) the entering into and performance of this Agreement and any other Purchase Document by any of the Indemnified Parties (including any action brought by or on behalf of the Company as the result of any determination by the Purchaser pursuant to Article III to not purchase the Subject Securities), or

                  (c) any investigation, litigation or proceeding related to the Transaction,

excluding, however, any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If, and to the extent that, the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law.

         SECTION 8.5 Survival. The obligations of the Company under clauses (b) and (c) of Section 6.1 and clause (b) of Section 6.2 shall survive the payment in full of all Obligations and the termination of any other provisions of this Agreement or any other Purchase Document and shall continue for the benefit of the Purchaser for so long as it shall hold any Subject Securities. The obligations of the Company under Section 8.4 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Indemnified Party, and the obligations of the Company under Sections 8.3 and 8.4 shall survive the payment or prepayment of the Subject Securities, at maturity, upon redemption or otherwise, any transfer of the Subject Securities by the Purchaser, and any termination of this Agreement and the other Purchase

Documents. The representations and warranties made by the Company in this Agreement and in each other Purchase Document shall survive the execution and delivery of this Agreement and each such other Purchase Document.

         SECTION 8.6 Severability. Any provision of this Agreement or any other Purchase Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Purchase Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 8.7 Headings. The various headings of this Agreement and of each other Purchase Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Purchase Document or any provisions hereof or thereof.

         SECTION 8.8 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Company and the Purchaser and be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 8.9 Governing Law. This Agreement, the Series No. 1 Notes, the Subsidiary Guaranty and each other Purchase Document shall each be deemed to be a contract made under and governed by the internal laws of the State of New York.

         SECTION 8.10 JURISDICTION. FOR PURPOSE OF ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT OR ANY OTHER PURCHASE DOCUMENT, THE COMPANY HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED.

         SECTION 8.11 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of all Noteholders; and

                  (b) the rights of sale, assignment, and transfer of the Series No. 1 Notes are subject to Section 4.7.

         SECTION 8.12 WAIVER OF JURY TRIAL. THE PURCHASER AND THE COMPANY
HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER PURCHASE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PURCHASER OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER ENTERING INTO THIS AGREEMENT.


                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                             MCM CAPITAL GROUP, INC.

                             By: /s/ Robert E. Koe
                                ---------------------------------
                                 Name: Robert E. Koe

                                 Title: President

                             Address:       4302 East Broadway
                                            Phoenix, Arizona 85040
                             Telephone:     (602) 707-0211
                             Facsimile:     (602) 707-5509

                             Attention:     President

                             Copy to:       Timothy W. Moser, Esq.
                                            Squire, Sanders & Dempsey LLP
                                            40 North Central Avenue, Suite 2700
                                            Phoenix, AZ 85004

                             ING (U.S.) CAPITAL LLC

                             By: /s/ David Balestrery
                                 ----------------------------------
                                 Name: David Balestrery

                                 Title:     Vice President

                             Address:       55 East 52nd Street
                                            New York, New York 10015
                             Telephone:     (212) 409-1955
                             Facsimile:     (212) 593-3360

                             Attention:     David A. Balestrery
                                            Ira Braunstein

                             Copy to:       David K. Duffee, Esq.
                                            Mayer, Brown & Platt
                                            1675 Broadway
                                            New York, New York 10019-5820

                             Payments to:     The Chase Manhattan Bank
                                                   (ABA No. 021000021)
                                                   Account No. 930 103 5763

                             Confirmation to: David A. Balestrery/Ira Braunstein








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